Exhibit 99.5

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 am, central standard time, on [—] ([—], central standard time, on [—] for ESOP participants).
Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/XRX
• Follow the steps outlined on the secured website.
Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM ▼

PORTION IN THE ENCLOSED ENVELOPE.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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A	Proposals — The Board of Directors recommends a vote “FOR” the following proposals:

		For	Against	Abstain			For	Against	Abstain
1.	To approve the issuance of shares of common stock required to be issued to Affiliated Computer Services, Inc. (“ACS”) stockholders pursuant to the Agreement and Plan of Merger, dated as of September 27, 2009, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 13, 2009, among Xerox Corporation, Boulder Acquisition Corp. and ACS.	☐	☐	☐	2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies.	☐	☐	☐

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting.	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign full corporation or partnership name and indicate title of authorized signatory.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Receive Proxy Materials Electronically

Your e-mail address can now help save the environment. Vote by Internet and register for electronic communications with the eTree® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing meeting materials and Xerox encourages stockholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all meeting materials and to the Internet proxy voting site for every meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting by Internet or register at www.eTree.com/xerox.

Important notice regarding the Internet availability of proxy materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus and Annual Report on Form 10-K are available at www.envisionreports.com/XRX.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, ▼

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED - PLEASE SEE REVERSE SIDE.

Proxy — Xerox Corporation

SPECIAL MEETING OF STOCKHOLDERS

[•], LOCAL TIME, [•]

[•]

THIS PROXY IS SOLICITED ON BEHALF OF THE XEROX BOARD OF DIRECTORS FROM SHAREHOLDERS OF COMMON STOCK

By signing on the reverse side, you appoint each of [•],[•],[•] and [•] as your representative (proxy) (or if more than one is present, a majority of those present), with full power of substitution, to vote the shares of Xerox Corporation Common Stock which you are entitled to vote at the above Special Meeting or at any postponement or adjournment thereof in accordance with the instructions on the reverse side.

The execution of this proxy is not intended to, and does not, revoke (1) any prior proxies or powers of attorney other than any such proxy or power of attorney granted in connection with the shares subject hereto or (2) any prior proxy or power of attorney granted in connection with the shares subject hereto other than in accordance with the New York Business Corporation Law and applicable federal securities laws.

SIGNED AND DATED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

NOTICE TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN

This card also constitutes voting instructions for participants in the Xerox Corporation Employee Stock Ownership Plan. A participant who signs on the reverse side hereby instructs State Street Bank & Trust Company, Trustee, to vote all of the shares of Xerox Corporation Common Stock allocated to his or her Stock Account and a proportion of the shares of such Xerox Corporation Common Stock held in the ESOP Trust for which no instructions have been received in accordance with the instructions on the reverse side. ESOP participants must vote by [TIME], Central Time, [DAY], [MONTH/DAY], [YEAR].